As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-215186

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

FMS WERTMANAGEMENT

(Name of Registrant)

Prinzregentenstrasse 56

80538 Munich, Federal Republic of Germany

(Address of Registrant)

FEDERAL REPUBLIC OF GERMANY

(Guarantor and Co-Registrant)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name and address of authorized representative in the United States)

It is requested that copies of notices and communications from the

Securities and Exchange Commission be sent to:

Krystian Czerniecki Sullivan & Cromwell LLP Neue Mainzer Strasse 52 60311 Frankfurt/Main Germany	Sina R. Hekmat Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 United States

EXPLANATORY NOTE

TERMINATION OF THE OFFERING

This post-effective amendment no. 1 relates to the registration statement under Schedule B of the Securities Act (Commission File No. 333-215186), originally filed by FMS Wertmanagement (the “Registrant”) with the United States Securities and Exchange Commission on December 20, 2016 (the “Registration Statement”), registering up to $5,000,000,000 debt securities of FMS-WM for sale from time to time and a guarantee of the Federal Republic of Germany relating thereto.

In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this post-effective amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but unsold pursuant to this Registration Statement.

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized in the City of Munich, Federal Republic of Germany, on February 25, 2022.

FMS Wertmanagement

By:	/s/ CHRISTOPH MÜLLER
Name:	Christoph Müller
Title:	Spokesman of the Executive Board

By:	/s/ JOHANN GEIGINGER
Name:	Johann Geiginger
Title:	Head of Group Treasury

SIGNATURE OF THE FEDERAL REPUBLIC OF GERMANY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Federal Republic of Germany has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berlin, Federal Republic of Germany, on February 25, 2022.

The Federal Republic of Germany

By:	/s/ STEFAN DASKE
Name:	Dr. Stefan Daske
Title:	Ministerialrat

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representatives in the United States of FMS Wertmanagement and the Federal Republic of Germany, has signed this Registration Statement in the City of Newark, Delaware, on February 25, 2022.

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates Authorized Representative

5